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                                                                    EXHIBIT 23.6


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 1997, with respect to the financial statements of OMS, Inc. as of and for the years ended December 31, 1996 and 1995 included in Pre-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-50891) of Sykes HealthPlan Services, Inc. for the initial registration of its common stock.


                                                  Ernst & Young LLP

Boston, Massachusetts
June 8, 1998